EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-286249) and Form S-8 (Nos. 333-84055, 333-207592, 333-207594, and 333-286518) of Paychex, Inc. of our report dated July 11, 2025 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fairport, New York

July 11, 2025